Exhibit 32.2

                        CERTIFICATION OF PERIODIC REPORT

I, Cathleen Shoenfeld,  CFO of Eldorado Artesian Springs,  Inc. (the "Company"),
certify,  pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002, 18 U.S.C.
Section 1350, that:

     (1)  the  Quarterly  Report on Form 10-QSB of the Company for the quarterly period ended December 31, 2003 (the "Report")  fully complies with the requirements of section 13(a) or 15(d) of the Securities  Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and;

     (2)  the  information  contained  in the  Report  fairly  presents,  in all material respects, the financial condition and result of operations of the Company.

Dated:  February 17, 2004

                                                /s/Cathleen Shoenfeld
                                                Cathleen Shoenfeld
                                                CFO

Subscribed and sworn to be this 17th day of February 2004.

/s/Dez Ness
Dez Ness

My commission expires: 10-27-2007